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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
FairPoint Communications, Inc.:

        We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report covering the December 31, 2003, consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards (SFAS) No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, effective July 1, 2003.

/s/ KPMG LLP

Omaha, Nebraska
August 22, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm